UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2008
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation (State or other jurisdiction of incorporation)	000-50231 (Commission File Number)	52-0883107 (IRS Employer Identification Number)

3900 Wisconsin Avenue, NW	20016
Washington, DC	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: 202-752-7000
(Former Name or Former Address, if Changed Since Last Report):
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 19, 2008, Fannie Mae (formally, the Federal National Mortgage Association), with the approval of the Federal Housing Finance Agency (“FHFA”), in its capacity as conservator, executed and delivered to the U.S. Department of the Treasury (“Treasury”) a Letter of Agreement, pursuant to which we agreed to the provisions of Treasury’s Lending Agreement (the “Facility”). As of September 24, 2008, Fannie Mae has not requested any loans or borrowed any amounts under the Facility.
The Facility specifies that Treasury is not obligated by the Facility or otherwise to make, increase, renew or extend any loan to us. We must provide collateral securing any loan that Treasury makes to us under the Facility, and the collateral must be in the form of mortgage-backed securities issued by us or Freddie Mac. Treasury may apply a “haircut,” in the amount Treasury determines, to mortgage-backed securities we provide as collateral under the Facility, with any haircut operating to reduce the value Treasury assigns to that collateral. In addition, Treasury has the right to request additional collateral from us and to require us to replace any collateral that we have already provided with other collateral.
In a Fact Sheet about the Facility that was published by Treasury on September 7, 2008 (the “Fact Sheet”), Treasury indicated that loans made under the Facility will be for short-term durations and would in general be expected to be for a term of less than one month but no less than one week. Treasury also indicated that the term of any loan made under the Facility may not be extended but that it would be possible to request a new loan to replace the maturing loan using the same borrowing procedures as used for the maturing loan. In addition, Treasury indicated that the specific maturities of loans made under the Facility will be determined based on individual loan requests. Under the Facility, we have the right to prepay loans made under the Facility without penalty by providing two days’ advance notice to Treasury.
Under the Facility, Treasury may require that we immediately repay, on demand, any one or more of the loans outstanding under the Facility, regardless of the originally scheduled maturity date of the loan. In addition, loans made to us under the Facility become immediately due and payable upon the occurrence of any the following events of default: (1) our insolvency, as defined in the Facility, (2) if the Facility or any other agreement delivered or executed in connection with the Facility ceases, for any reason, to be in full force and effect (or we so assert); (3) any security interest or lien created pursuant to the Facility ceases to be enforceable or to have the same effect and priority stated in the Facility; or (4) the Secretary of the Treasury determines that Treasury’s position is insecure with respect to our financial condition or our ability to perform any of our obligations to Treasury, whether under the Facility or otherwise. Upon the occurrence of any of those events of default or any other event of default specified in the Facility, Treasury may pursue specified remedies, including, among other things, the sale of collateral provided by us pursuant to the Facility. Other events of default under the Facility include, among others, our failure to repay any loan, our failure to satisfy or perform any of our other obligations under the Facility and the inaccuracy, in any material respect, of any representation or warranty we made or make in connection with the Facility.
The interest rate on loans made to us pursuant to the Facility will be established from time to time by Treasury. In the Fact Sheet, Treasury indicated that the interest rate on loans made pursuant to the Facility ordinarily will be based on the daily LIBOR fix for a similar term of the loan, plus 50 basis points. The Facility provides that, if we fail to pay all or any portion of a loan when payment is due, interest on the outstanding balance of the loan will be calculated at a rate that is 500 basis points higher than the applicable rate then in effect until the outstanding balance of the loan is paid in full.
The Facility includes covenants requiring us to, among other things: maintain Treasury’s security interest in the collateral and take actions to defend against adverse claims; promptly notify Treasury of any failure or impending failure to meet the regulatory capital requirements applicable to us; and promptly notify Treasury of the occurrence or impending occurrence of an event of default under the Facility. In addition, we have agreed to indemnify Treasury and its officers, directors, employees and agents for losses, claims, and expenses that any of them incur arising out of the performance of the Facility, actions related to our collateral, or actions resulting from the actions of any of them to exercise rights or remedies under the Facility unless due to Treasury's gross negligence or willful misconduct.
Treasury has the right to amend the Facility at any time without prior notice to us, but no amendment will modify the terms of any outstanding loans. The Facility terminates on December 31, 2009 but remains in effect as to any loan that is outstanding at that time. We may terminate the Facility prior to that time by providing written notice to Treasury, as long as no loan is outstanding under the Facility.
A copy of the Lending Agreement is filed with this report as Exhibit 10.1 and incorporated herein by reference. A copy of a Fact Sheet published by Treasury regarding the Facility is attached to this report as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information required by this Item is incorporated into this Item 2.03 by reference to Item 1.01 above.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 11, 2008, Fannie Mae filed a current report on Form 8-K with the Securities and Exchange Commission regarding the appointment of FHFA as Fannie Mae’s conservator and disclosing that, as conservator and by operation of law, FHFA immediately succeeded to all rights, titles, powers and privileges of Fannie Mae, and of any director of Fannie Mae with respect to Fannie Mae and its assets. Fannie Mae further disclosed that the Board of Directors no longer had the power or duty to manage, direct or oversee the business and affairs of Fannie Mae.
On September 18, 2008, Karen N. Horn resigned from the Board of Directors of Fannie Mae, effective immediately. On September 19, 2008, H. Patrick Swygert submitted his resignation from the Board of Directors of Fannie Mae, effective the close of business on September 26, 2008. On September 23, 2008, Bridget A. Macaskill resigned from the Board of Directors, effective immediately. In addition, effective September 19, 2008, Peter S. Niculescu resigned from his position as Fannie Mae's Executive Vice President and Chief Business Officer and from the company.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The exhibit index filed herewith is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION
By:	/s/ Herbert M. Allison, Jr.
Herbert M. Allison, Jr.
President and Chief Executive Officer

Date: September 24, 2008

EXHIBIT INDEX

Exhibit No.	Title of Exhibit
10.1	Lending Agreement, dated September 19, 2008, between the U.S. Treasury and Fannie Mae

99.1	Fact Sheet published by the U.S. Treasury Department relating to the Facility (incorporated by reference from Exhibit 99.4 of Form 8-K, dated September 6, 2008 and filed on September 11, 2008)

5